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                                                                 EXHIBIT 10.4.1




                                MCGRATH RENTCORP

                         2000 LONG-TERM STOCK BONUS PLAN

                       1. PURPOSE OF PLAN; ADMINISTRATION

        1.1 PURPOSE. The intent and purpose of this 2000 Long-Term Stock Bonus Plan (the "Plan") is to strengthen McGrath RentCorp, a California corporation, by providing a means to attract and retain competent personnel and to provide to participating officers and other key employees added incentive for high levels of performance and for unusual efforts to improve the financial performance of McGrath RentCorp. These purposes may be achieved through the grant of bonuses consisting of shares of Common Stock of McGrath RentCorp to participating officers and key employees.

        1.2 ADMINISTRATION. This Plan shall be administered by the Board of Directors of McGrath RentCorp (the "Board"). Any action of the Board with respect to the administration of the Plan shall be taken pursuant to majority vote, or by the written consent of all of its members. Subject to the express provisions of the Plan, the Board shall have authority to construe and interpret the Plan, to define the terms used herein, and to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Board on the foregoing matters shall be conclusive. Subject to the express provisions of the Plan, the Board shall determine from the eligible class the individuals who shall receive stock bonus grants, and the terms and provisions of such stock bonus grants (which need not be identical). No member of the Board shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction thereunder.

        1.3 PARTICIPATION. Only officers and other key employees of McGrath RentCorp, or of any subsidiary of McGrath RentCorp, shall be eligible for selection to participate in the Plan upon approval by the Board. No member of the Board shall be eligible to participate in the Plan as long as he or she is a Director. An individual who has been granted a stock bonus (a "Participant") may, if otherwise eligible, be granted additional stock bonuses if the Board shall so determine.

        1.4 STOCK SUBJECT TO THE PLAN. Subject to the adjustments provided in
Section 2.1 below, the stock to be offered under the Plan shall be shares of authorized but unissued Common Stock of McGrath RentCorp. The aggregate amount of Common Stock to be issued under this Plan shall not exceed four hundred thousand (400,000) shares, subject to adjustment as set forth in Section 2.1.1 below. If any shares which are the subject of a stock bonus grant shall be unearned, or shall be forfeited and returned to McGrath RentCorp pursuant to the terms of the applicable Stock Bonus Agreement, such shares shall again be available for future grants under this Plan.

        1.5 STOCK BONUS AGREEMENT. All stock bonuses granted hereunder shall be evidenced by a written Stock Bonus Agreement, which Agreement shall incorporate the following terms:

            1.5.1 Term of Stock Bonus Agreement. Each stock bonus granted under this Plan shall be based upon a performance period to be determined by the Board.

            1.5.2 Number of Shares Granted. The number of shares granted to a Participant shall be a function of the Participant's salary at the beginning of the performance period, the market value of McGrath RentCorp's Common Stock at the beginning of the performance period, and the return on equity realized by McGrath RentCorp for its shareholders over the performance period, and/or such other criteria as may be determined by the Board for any particular stock bonus grants (which need not be identical).

            1.5.3 Vesting of Bonus Shares; Forfeiture on Termination of Employment. Once a Participant has earned bonus shares at the end of the performance period, those shares shall be subject to forfeiture and return to McGrath RentCorp upon termination of the Participant's employment with McGrath RentCorp for any reason whatsoever, with the risk of forfeiture lapsing over a period of continued employment.

            1.5.4 Other Terms and Provisions of Stock Bonus Agreement. The Stock Bonus Agreements under the Plan may contain such other terms and conditions as the Board may direct, and such other terms and conditions as the officers of McGrath RentCorp shall deem to be in the best interests of McGrath RentCorp which are not inconsistent with the terms of this Plan or those approved by the Board of Directors.

                              2. OTHER PROVISIONS

        2.1 ADJUSTMENTS.

            2.1.1 Changes in Capitalization. Subject to any action by the shareholders required by law, the number of shares of Common Stock covered by this Plan and any outstanding Stock Bonus Agreement shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of McGrath RentCorp resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares effected without receipt of consideration by McGrath RentCorp (for this purpose, issuance of shares upon conversion of convertible securities shall be deemed to be an issuance for which McGrath RentCorp receives consideration).


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            2.1.2 Successor Corporations. The successor corporation in any merger or consolidation of McGrath RentCorp shall be required to assume the obligations under then outstanding Stock Bonus Agreements under this Plan. Should McGrath RentCorp sell all or substantially all of its assets in a transaction wherein the employees of McGrath RentCorp continue to be employed by the purchasing corporation, such purchasing corporation shall likewise be required to assume the obligations then outstanding under Stock Bonus Agreements under this Plan.

            2.1.3 Adjustments by Board. Adjustments shall be made by the Board, whose determination as to what adjustment shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustment.

        2.2 NO RIGHT OF EMPLOYMENT. Nothing contained in this Plan (or any Stock Bonus Agreement pursuant to this Plan) shall confer upon any employee any right to continue in the employ of McGrath RentCorp (or its subsidiaries) or interfere in any way with the right of McGrath RentCorp (or its subsidiaries) to reduce such Participant's compensation or to terminate such Participant's employment with McGrath RentCorp or its subsidiaries.

        2.3 NON-TRANSFERABILITY. The rights granted to a Participant to receive shares of McGrath RentCorp Common Stock under certain circumstances shall be non-transferable by the Participant other than by will or the laws of descent and distribution. McGrath RentCorp shall not be liable for the debts, contracts or engagements of any Participant or his or her beneficiaries, and rights under any Stock Bonus Agreement may not be taken in execution or by attachment or garnishment, or by any other legal or equitable proceeding; nor shall the Participant or his or her beneficiaries have any right to assign, pledge or hypothecate any rights or benefits under such Agreements.

        2.4 AMENDMENT, EFFECTIVE DATE, TERMINATION.

            2.4.1 Amendment. The Board may at any time suspend, amend or terminate this Plan.

            2.4.2 Effective Date of the Plan. This Plan shall be effective, retroactive as of January 1, 2000, and shall be submitted to the shareholders of McGrath RentCorp for approval by a vote of a majority of McGrath RentCorp's outstanding capital stock entitled to vote thereon on or before December 31, 2000, and before any shares of McGrath RentCorp Common Stock shall be issued under this Plan.

            2.4.3 Termination of the Plan. Unless previously terminated by the Board, this Plan shall terminate at the close of business on December 31, 2009, and no Stock Bonus Agreements shall be granted under it thereafter; but such termination shall not affect any Stock Bonus Agreements theretofore entered into under the provisions of this Plan.

                                                                 March 23, 2000





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                                MCGRATH RENTCORP

                       EXEMPLAR LONG-TERM STOCK BONUS PLAN

                                 XXXXX XXXXXXXX

                                2000-2002 PROGRAM


        This Agreement by and between Xxxxxx X. Xxxxxxx ("Xxxxxxx") and McGrath RentCorp, a California corporation, provides that Xxxxxxx is a participant in the 2000-2002 Program of the McGrath RentCorp 2000 Long-Term Stock Bonus Plan under the following terms and conditions.

1.      INITIAL VALUES:    Salary                             $xxx,xxx
                           Base Stock Value:                    $xx.xx
                           Divisor:                                x.x
                           LTB Base Points:                      x,xxx
                           Initial EBITDA:                 $XX,XXX,XXX

2. DEFINITIONS. For purposes of this Agreement, the following terms will have the following meanings ascribed to such terms below.

        2.1 "Average Return on Equity" shall mean the numerical average of the Returns on Equity calculated for each of the three fiscal years ending December 31, 2000, 2001 and 2002.

        2.2 "Base Rental Revenue" [Intentionally Omitted]

        2.3 "Base Stock Value" shall be the number set forth in Section 1 above. (The Base Stock Value is the Stock Value as of January 1, 2000.)

        2.4 "Board" shall mean the Board of Directors of McGrath RentCorp.

        2.5 "Change in Control" shall mean that there has been a corporate merger or consolidation, a sale of all or substantially all of the assets, or a purchase of outstanding shares that results in a corporation, partnership, person or group of persons (which corporation, partnership, person or group of persons is not affiliated with Robert P. McGrath) owning (i) more than fifty percent (50%) of McGrath RentCorp's outstanding voting securities or (ii) all or substantially all of its assets and business.

        2.6 "EBITDA" for any particular fiscal year shall mean the Net Income of McGrath RentCorp for that year, before taking into account any income or losses derived from or expenses attributable to interest, income taxes, depreciation and/or amortization, as such figures are disclosed in McGrath RentCorp's published, audited financial statements for that year.

        2.7 "EBITDA Growth Percentage" shall mean that factor (expressed as a percentage) compounded annually by which the Initial EBITDA would have to grow to achieve a smooth growth of EBITDA over the fiscal years ended December 31, 2000, 2001 and 2002 equal to the actual Three-Year EBITDA.

        2.8 "Gross Rental Revenues" [Intentionally Omitted]

        2.9 "Initial EBITDA" shall be the number set forth in Section 1 above. (The Initial EBITDA set forth above is the EBITDA for the fiscal year ended December 31, 1999.)

        2.10 "LTB Base Points" shall be the number set forth in Section 1 above. (The LTB Base Points set forth above were calculated by dividing (i) Xxxxxxx' Base Salary as of the beginning of this Program by (ii) the Base Stock Value of McGrath RentCorp's Common Stock as of the beginning of the Program, and then
(iii) that result by the Divisor set forth above.)

        2.11 "LTB Final Points" shall be a number calculated by multiplying the LTB Base Points by the Multiplier Factor.



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        2.12 The "Multiplier Factor" shall be determined as specified in Section
3.1 below.

        2.13 The "Option to Repurchase" is the option granted by Xxxxxxx in
Section 6 below to McGrath RentCorp to purchase the Xxxxxxx Shares.

        2.14 "Return on Equity" for any particular fiscal year shall mean (i) Net Income (after taxes) of McGrath RentCorp for that year divided by (ii) Total Shareholders' Equity as of the first day of that year, as such figures are disclosed in McGrath RentCorp's published, audited financial statements for that year.

        2.15 "Stock Bonus Allocation" shall be the number of shares of McGrath RentCorp Common Stock allocated to Xxxxxxx as a bonus under this Program, as determined in accordance with Section 3.3 below.

        2.16 "Stock Value" as of a particular date shall mean the then current fair market value of McGrath RentCorp's Common Stock determined by calculating the average of the high and low prices reported for transactions in such Common Stock for each of the five preceding days on which transactions occurred on NASDAQ or any exchange on which the stock is then traded, as reported by The NASDAQ Stock Market, Inc. In the event McGrath's Common Stock is not then traded on NASDAQ or an exchange, the fair market value of the Common Stock shall be determined by the Board in good faith.

        2.17 A "Successor to McGrath RentCorp" shall be (i) any corporation which is the surviving corporation in a merger or consolidation with McGrath RentCorp, or (ii) any corporation, partnership or person(s) which acquires all or substantially all of the assets of McGrath RentCorp in a transaction wherein a majority of the employees of McGrath RentCorp continue to be employed by such purchaser.

        2.18 "Termination of Employment" shall mean the termination of Xxxxxxx' employment with McGrath RentCorp (and its subsidiaries) for any reason whatsoever, whether by voluntary resignation due to disability or otherwise, by reason of Xxxxxxx' death, or at the election of McGrath RentCorp for any reason whatsoever. A leave of absence approved by the Board of Directors of McGrath RentCorp shall not be considered to be a Termination of Employment for purposes of this Agreement.

        2.19 "Three-Year EBITDA" shall be the numerical sum of McGrath RentCorp's EBITDA for the three fiscal years ending December 31, 2000, 2001 and 2002.

        2.20 "Xxxxxxxs Shares" shall mean all securities of McGrath RentCorp now owned by Xxxxxxxs or hereafter acquired by him in any manner whatsoever.

3.      CALCULATION OF STOCK BONUS ALLOCATION.

        3.1 Determination of Multiplier Factor. As soon as the audited financial statements of McGrath RentCorp for the year ended December 31, 2002 have been published, the Multiplier Factor shall be determined as follows.

        3.1.1 Growth in Rental Revenues as a Condition. [Intentionally Omitted]

        3.1.2 Average Return on Equity as a Function. The ROE Multiplier Factor shall be determined as a function of the Average Return on Equity in the following manner:

        3.1.2.1 In the event the Average Return on Equity is less than XX.XX%, the ROE Multiplier Factor shall be zero (0);

        3.1.2.2 In the event the Average Return on Equity is XX.XX%, the ROE Multiplier Factor shall be one (1.0);

        3.1.2.3 In the event the Average Return on Equity is greater than XX.XX%, but less than XX.XX% the ROE Multiplier Factor shall be one (1.0) plus the result of multiplying (i) the amount by which the Average Return on Equity exceeds XX.XX% by (ii) 66.666667;

        3.1.2.4 In the event the Average Return on Equity is XX.XX%, the ROE Multiplier Factor shall be two (2.0);

        3.1.2.5 In the event the Average Return on Equity is greater than XX.XX%, but less than XX.XX%, the ROE Multiplier Factor shall be two (2.0) plus the result of multiplying (i) the amount by which the Average Return on Equity exceeds XX.XX% by (ii) 66.666667; and


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        3.1.2.6 In the event the Average Return on Equity is XX.XX% or greater, the ROE Multiplier Factor shall be three (3.0).

        3.1.3 EBITDA Growth Percentage Growth Percentage as a Function. The EBITDA Multiplier Factor shall be determined as a function of the EBITDA Growth Percentage in the following manner:

        3.1.3.1 In the event the EBITDA Growth Percentage is less than XX.XX%, the EBITDA Multiplier Factor shall be zero (0);

        3.1.3.2 In the event the EBITDA Growth Percentage is XX.XX %, the EBITDA Multiplier Factor shall be one (1.0);

        3.1.3.3 In the event the EBITDA Growth Percentage is greater than XX.XX %, but less than XX.XX %, the EBITDA Multiplier Factor shall be one (1.0) plus the result of multiplying (i) the amount by which the EBITDA Growth Percentage exceeds XX.XX % by (ii) 66.666667;

        3.1.3.4 In the event the EBITDA Growth Percentage is XX.XX %, the EBITDA Multiplier Factor shall be two (2.0);

        3.1.3.5 In the event the EBITDA Growth Percentage is greater than XX.XX %, but less than XX.XX %, the EBITDA Multiplier Factor shall be two (2.0) plus the result of multiplying (i) the amount by which the EBITDA Growth Percentage exceeds XX.XX % by (ii) 66.666667; and

        3.1.3.6 In the event the EBITDA Growth Percentage is XX.XX % or greater, the EBITDA Multiplier Factor shall be three (3.0).

        3.1.4 Sum of Two Functions. The Multiplier Factor shall be one-half ( 1/2) of the sum of the ROE Multiplier Factor plus the EBITDA Multiplier Factor.

        3.1.5 Adjustment in the Event of Capital Structure Change. In the event of a significant change in the capital structure of McGrath RentCorp or in the business conducted by it, the Board may, in its sole and absolute discretion, determine that it would be equitable: (i) to revise the conditions based on Average Return Equity or set new goals; or (ii) to declare that the purposes of this Program had been met notwithstanding the failure to achieve an Average Return on Equity of XX.XX % or greater; or (iii) to revise the conditions based on EBITDA Growth Percentage or set new goals; or (iv) to declare that the purposes of this Program have been met notwithstanding the failure to achieve an EBITDA Growth Percentage of XX.XX % or greater; or alternatively, (v) the Board may simply specify that the Multiplier Factor for this Program shall be a number between 1.0 and 3.0.

        3.2 Calculation of LTB Final Points. As soon as the Multiplier Factor has been determined in accordance with Section 3.1 above, the LTB Final Points shall be calculated by multiplying the LTB Base Points by the Multiplier Factor.

        3.3 Allocation of Stock Bonus. Xxxxxxx shall be allocated one (1) share of McGrath RentCorp Common Stock for each LTB Final Point, or portion thereof, calculated in accordance with Section 3.2 above.

        3.3.1 The number of shares of McGrath RentCorp Common Stock to be allocated to Xxxxxxx pursuant to this Section 3.3 shall be proportionally adjusted for any increase or decrease in the number of outstanding shares of Common Stock of McGrath RentCorp resulting from a subdivision or consolidation of shares, or for the payment of a stock dividend (but only on the Common Stock), or for any other increase or decrease in the number of such shares effected without receipt of consideration by McGrath RentCorp. Adjustments under this Section 3.3.1 shall be determined by the Board, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

        4. ISSUANCE OF SHARE CERTIFICATES.

        4.1 Issuance of Stock Certificates. As soon as reasonably practical following the determination of Xxxxxxx' Stock Bonus Allocation, McGrath RentCorp shall cause five stock certificates to be issued in the name of Xxxxxxx, each one evidencing twenty percent (20%) of the number of shares of McGrath RentCorp Common Stock allocated to him as a Stock Bonus.

        4.2 Delivery and Re-Delivery of Stock Certificates. McGrath RentCorp shall deliver all five (5) stock certificates to the Xxxxxxx, and the Xxxxxxx shall promptly redeliver back to McGrath RentCorp four (4) of the stock



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certificates to be held by McGrath RentCorp for later redelivery to the Xxxxxxx in accordance with, and subject to, the forfeiture provisions set forth in
Section 5 below.

        4.3 Option to Receive a Portion in Cash. With respect to 20% of the shares of Common Stock delivered to Xxxxxxx pursuant to Section 4.2 above, or with respect to any shares redelivered to him in accordance with Section 5.2 below, Xxxxxxx may elect, by written notice given to McGrath RentCorp not less than ten (10) days nor more than thirty (30) days prior to the delivery or redelivery of a certificate evidencing such shares, to receive the Stock Value of such shares in cash, in lieu of the issuance and delivery of such shares. For purposes of determining the Stock Value of such shares, the Stock Value shall be calculated as of the date of such notice.

        4.3.1 Notwithstanding the foregoing right to elect to receive cash, the maximum amount of cash which Xxxxxxx shall have the right to receive in lieu of the issuance and delivery of shares shall be forty percent (40%) of the aggregate Stock Value of Xxxxxxx' entire Stock Bonus Allocation.

        5. FORFEITURE UPON TERMINATION OF EMPLOYMENT.

        5.1 Termination of Employment Prior to End of Program. In the event of Xxxxxxx' termination of employment prior to December 31, 2002, Xxxxxxx shall have no right to receive any Stock Bonus Allocation nor any certificates evidencing any shares of McGrath RentCorp Common Stock to be issued pursuant to this Agreement.

        5.2 Subsequent Delivery of Stock Certificates. Provided Xxxxxxx s has remained in the employ of McGrath RentCorp, or its subsidiaries, continuously from the date hereof through the applicable subsequent certificate delivery date, one certificate evidencing twenty percent (20%) of the Stock Bonus Allocation held in the possession of McGrath RentCorp in accordance with Section
4.2 above, shall be delivered to Xxxxxxx on December 31, 2003, and another one of the certificates shall be delivered to Xxxxxxx each December 31 thereafter for as long as Xxxxxxx remains in the continuous employ of McGrath RentCorp, or its subsidiaries, until December 31, 2006, at which time all five stock certificates shall have been delivered to Xxxxxxx.

        5.3 Termination of Employment Subsequent to December 31, 2002. In the event of Xxxxxxx' Termination of Employment subsequent to December 31, 2002, Xxxxxxx shall have the right to retain, subject to the Option to Repurchase set forth in Section 6 below all share certificates evidencing Stock Bonus Allocations which had been delivered to him pursuant to Sections 4.2 or 5.2 above prior to his Termination of Employment; however, upon his Termination of Employment, such share certificates still held at that time by McGrath RentCorp pursuant to Section 4.2 or 5.2 above shall be immediately forfeited by him, and the shares evidenced thereby shall be deemed canceled and returned to the status of authorized but unissued shares of McGrath RentCorp, and Xxxxxxx shall have no further rights or claims thereto.

        6. OPTION TO REPURCHASE. Upon Termination of Employment, Xxxxxxx shall, and does hereby, offer for sale to McGrath RentCorp, all, but not less than all, of the Xxxxxxx Shares on the terms specified in this Section 6.

        6.1 Notice of Exercise. In order to exercise the Option to Repurchase the Xxxxxxx Shares, McGrath RentCorp shall give notice of its intention to so exercise to Xxxxxxx, or to his personal representative in the event of his death or incapacity, within three (3) months following his Termination of Employment.

        6.2 Repurchase Price. The Repurchase Price for the repurchase of the Xxxxxxx Shares shall be the Stock Value as of the date of Termination of Employment or as of the date of the giving of the notice of exercise of the Option to Repurchase, with the election of which price shall apply being stated in the notice of exercise.

        6.3 Terms of Payment. Payment of the Repurchase Price shall be made at the time that the notice of exercise of the Option to Repurchase is given. McGrath RentCorp may first offset against the Repurchase Price due to Xxxxxxx any amount of indebtedness owed by Xxxxxxx to McGrath RentCorp. Payment of the net amount of the Repurchase Price after the offset of indebtedness shall be as follows:

        6.3.1 One-third (?) thereof in cash or by check; and

        6.3.2 The remaining two-thirds (?) thereof by means of the delivery of a Promissory Note, bearing interest at the rate of nine percent (9%) per annum on the unpaid principal amount, and payable in ten (10) equal annual installments of principal plus accrued interest, commencing one year from the date thereof. Such Note shall permit prepayment of any amount by McGrath RentCorp at any time without penalty.

        6.4 Other Shareholders. McGrath RentCorp may assign, partially or completely, its Option to repurchase to one or more of its shareholders, and each such assignee shall have the right to repurchase the Xxxxxxx Shares in his, her or its own name and for his, her or its own account, all on the same terms and conditions specified in this Section 6; provided, that the exercise of the Option to Repurchase as so assigned shall result in the repurchase of all of the Xxxxxxx Shares.

        6.5 Restrictive Legend. The certificates evidencing the Xxxxxxx shares shall be endorsed with an appropriate legend referring to the Option to Repurchase granted by this Section 6. Xxxxxxx shall immediate cause to be delivered to McGrath RentCorp all certificates evidencing Xxxxxxx Shares which are currently outstanding so that they may be imprinted with such a legend. Such certificates shall be returned to Xxxxxxx after they have been imprinted with the appropriate legend.

        6.6 Permitted Transfers. Notwithstanding the provisions of this Section 6, nothing herein shall prevent Xxxxxxx from making a bona fide sale or gift of any of the Xxxxxxx Shares.

        7. RESTRICTED ACTIVITIES.

        7.1 Unfair Trade Practices. Xxxxxxx acknowledges that the success of McGrath RentCorp's business as conducted depends to a large extent upon the business practices and methods used by it and upon the knowledge of the needs, preferences and particularities of each of its customers and suppliers, which practices, methods and knowledge are continuously developed by McGrath RentCorp. Xxxxxxx further acknowledges that these practices, methods and knowledge constitute trade secrets which are valuable assets belonging to McGrath RentCorp. Accordingly, Xxxxxxx agrees that, during his employment with McGrath RentCorp and for a period of five (5) years immediately following his Termination of Employment, he shall not, either directly or indirectly, (i) disclose to any person, firm or corporation, or use himself in any way, any trade secret of McGrath RentCorp (except as may be required in the course of his employment with McGrath RentCorp and for its benefit), or (ii) call on, solicit, divert or take away, or attempt to call on, solicit, divert or take away any person, firm or corporation who is a customer of or a supplier to McGrath RentCorp, or who is being solicited by McGrath RentCorp at the time of Xxxxxxx' Termination of Employment, or who had been a customer of or supplier to McGrath RentCorp during the six months immediately preceding Xxxxxxx' Termination of Employment.

        7.2 Covenant Not to Compete. In order to protect the element of good will purchased in part by payment of the Repurchase Price for the Xxxxxxx Shares, and as part of the consideration for the payment of the Repurchase Price in the event McGrath RentCorp (or some of its shareholders) purchases all of the Xxxxxxx Shares, Xxxxxxx agrees, for a period of two (2) years after such purchase, not to engage or participate, or cause any other person, firm or corporation to become engaged, in any activity or business within the geographical regions within which McGrath RentCorp conducts its business as of the date of Termination of Employment, either directly or indirectly, as an employee, agent, representative, partner, owner, director, officer or investor, which is in the same or similar business as McGrath RentCorp. For purposes of this Section 7.2, a purchase of the Xxxxxxx Shares shall be deemed to have occurred when McGrath RentCorp (and/or other shareholders) tenders the Repurchase Price in accordance with Section 6.3 above.

        7.3 Enforcement. Xxxxxxx agrees that a violation on his part of any of the terms of this Agreement shall cause irreparable damage, the exact amount of which is impossible to ascertain, and for that reason agrees that McGrath RentCorp (and/or the other shareholders) shall be entitled to a decree of specific performance of the terms hereof and/or an injunction restraining further violations; said right to be in addition to any other remedies available under law.

        8. SUCCESSOR TO MCGRATH RENTCORP.

        8.1 Assumption of Program Obligations by Successor. Any Successor to McGrath RentCorp shall be required to assume the obligations then outstanding under this Program, or in the alternative, to enter into a substitute program which is approved and accepted by Xxxxxxx in writing, which approval and acceptance shall not be unreasonably withheld.

        8.2 Termination of Employment. As used in this Section 8 only, "Termination of Employment" shall not include a termination of Xxxxxxx' employment by reason of his voluntary resignation due to disability or otherwise or by reason of his death.

        8.3 Effect of Change in Control. In the event of a Termination of Employment at the time of a Change in Control or thereafter,

        8.3.1 The share certificate delivery schedule set forth in Sections 4 and 5 above shall accelerate and the full Stock Bonus Allocation shall vest as of the date of such Termination of Employment notwithstanding Section 5.3 above, and all share certificates then held by McGrath RentCorp pursuant to Section 4.2 above shall be delivered to Xxxxxxx; and

        8.3.2 In the event Xxxxxxx ' Termination of Employment is prior to December 31, 2002, the determination of the Multiplier Factor in Section 3.1 above shall be made as of the last fiscal quarter completed prior to the Termination of Employment, with appropriate adjustments to the calculation therein of the Average Return on Equity.

        9. MISCELLANEOUS PROVISIONS.

        9.1 Tax Withholding. McGrath RentCorp (or any of its subsidiaries which employ Xxxxxxx) shall have the right to deduct any sums that federal, state or local tax law requires to be withheld with respect to the issuance of Common Stock under this Program or as otherwise may be required by such laws. McGrath RentCorp (or such subsidiary) may require, as a condition to issuing shares of Common Stock under this Program, that Xxxxxxx or his beneficiaries pay any sums that federal, state or local tax law requires to be withheld with respect to such issuance.

        9.2 Privileges of Stock Ownership. Xxxxxxx shall not be entitled to the privileges of stock ownership as to any shares of Common Stock which have been allocated to him but for which certificates have not been issued and delivered to him.

        9.3 Non-Transferability of Stock Bonus Allocation. The right granted hereby to Xxxxxxx to receive shares of McGrath RentCorp Common Stock under certain circumstances shall be non-transferrable by Xxxxxxx other than by will or the laws of descent and distribution. McGrath RentCorp shall not be liable for the debts, contracts or engagements of Xxxxxxx or his beneficiaries, and rights under this Program may not be taken in execution or by attachment or garnishment, or by any other legal or equitable proceeding; nor shall Xxxxxxx or his beneficiaries have any right to assign, pledge or hypothecate any rights or benefits hereunder.

        9.4 No Effect on Employment. Nothing contained in this Agreement shall confer upon Xxxxxxx any right to continue in the employ of McGrath RentCorp (or its subsidiaries) or constituted any contract or agreement of employment.

        9.5 Governmental Regulations. This Program, the grant of Stock Bonus Allocations and the issuance of Common Stock hereunder shall be subject to all applicable rules and regulations of governmental authorities. At the time of the issuance of any shares of Common Stock to Xxxxxxx under this Program, and as a condition to the issuance of such shares, Xxxxxxx shall give such representations and warranties in writing to McGrath RentCorp as its legal counsel shall deem appropriate to insure compliance with applicable securities laws and regulations. McGrath RentCorp may place upon the certificates evidencing the shares of Common Stock being issued legends referring to restrictions on transfer as may be appropriate in connection with compliance with applicable securities laws and regulations.

        10. STANDARD PROVISIONS.

        10.1 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if delivered personally, (ii) on the date of transmission if sent by facsimile transmission with printed proof of electronic receipt, (iii) on the date of delivery if delivered by a courier service with proof of delivery, or (iv) on the third business day after mailing if mailed by first class mail, certified, return receipt requested, postage prepaid, to the following addresses:

        If to McGrath RentCorp, then to:        McGrath RentCorp
                                                5700 Las Positas Road
                                                Livermore, CA 94550
                                                Attn: Randle F. Rose
                                                Facsimile No.:  1-925-453-3200

        With a copy to:                         Christopher Ream, Esq.
                                                2600 El Camino Real, Suite 410
                                                Palo Alto, CA 94306
                                                Facsimile No.:  1-650-856-8448

        If to Xxxxxxx, then to:                 Xxxxxx X.. Xxxxxxx
                                                McGrath RentCorp
                                                5700 Las Positas Road
                                                Livermore, CA  94550
                                                Facsimile No.:  1-925-453-3200

        10.2 Entire Agreement; Modification; Waiver. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment to this Agreement shall be binding unless executed in writing by the party to be charged. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

        10.3 Remedies. The rights and remedies provided to any party herein shall be cumulative and in addition to any other or further rights or remedies available at law or in equity.

        10.4 Disputes. All disputes, controversies and claims arising out of or relating to this Agreement, or the interpretation, construction, performance or breach hereof shall be settled by arbitration in accordance with the rules of the American Arbitration Association, regardless of whether one of the parties fails or refuses to participate; and such arbitration shall take place in Alameda County, State of California. Judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof. Notwithstanding the foregoing, either party hereby may bring an action in the Superior Court of the State of California in and for Alameda County for injunctive relief. In the event any court action is instituted, or a referral is made to arbitration, to settle any dispute arising under this Agreement or to enforce any right or obligation hereunder, the prevailing party shall be entitled to recover its or his attorney fees and other expenses associated therewith.

        10.5 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, the meaning of such provision shall be construed (to the extent feasible) so as to render the provisions valid and enforceable, and if no feasible construction would save the provision, its invalidity, illegality or unenforceability shall not affect any other provision of this Agreement; rather this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        10.6 Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California.

        10.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be constitute one and the same instrument.

        IN WITNESS WHEREOF this Agreement has been executed and delivered as of the ________ day of February, 2001, by the undersigned Chairman of the Board and Chief Executive Officer of McGrath RentCorp, thereunto duly authorized by the Board of Directors of said corporation, and by Xxxxxxx.

                                       MCGRATH RENTCORP

                                       By

                                       Robert P. McGrath, Chairman of the Board and Chief Executive Officer

                                       -----------------------------------------
                                       XXXXXX X . XXXXXXX